EXHIBIT A

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Date:  July 14, 2006

SCSF Equities, LLC

By: /s/ Justin Ishbia, by power of attorney attached hereto
Name: Marc J. Leder
Its: Co-CEO

Sun Capital Securities Offshore Fund, Ltd.

By:/s/ Justin Ishbia, by power of attorney attached hereto
Name: Marc J. Leder
Its: Director

Sun Capital Securities Fund, LP

By: Sun Capital Securities Advisors, LP
Its: General Partner

By: Sun Capital Securities, LLC
Its: General Partner

By: /s/ Justin Ishbia, by power of attorney attached hereto
Name: Marc J. Leder
Its: Co-CEO

Sun Capital Securities Advisors, LP

By: Sun Capital Securities, LLC
Its: General Partner

By: /s/ Justin Ishbia, by power of attorney attached hereto
Name: Marc J. Leder
Its: Co-CEO

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Sun Capital Securities, LLC

By: /s/ Justin Ishbia, by power of attorney attached hereto
Name: Marc J. Leder
Its: Co-CEO

/s/ Justin Ishbia, by power of attorney attached hereto
Name: Marc Leder

/s/ Justin Ishbia, by power of attorney attached hereto
Name: Rodger Krouse

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